Fourth Quarter 2011 Earnings Conference Call

January 25, 2012 - 9:00am CT

We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements.

We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

Dover's Q4 2011 Performance

Continuing Earnings Per Share


$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
Adjusted continuing earnings per share
Discrete tax benefits
FY $3.65
FY $4.48
Q1
Q2
Q3*
Q4*
Q1*
Q2*
Q3*
Q4*
2010
2011

* Includes discrete & other tax benefits of $0.20 EPS in Q3 2010, $0.07 in Q4 2010, $0.04 in Q1 2011, $0.12 in Q2 2011, $0.01 in Q3 2011 and $0.05 in Q4 2011

	Q4	Q4/Q4	FY 11	FY/FY
Revenue	$ 2.0B	15%	$ 8.0B	20%
EPS (cont.)	$1.12	15%	$4.48	23%
Bookings	$2.0B	14%	$8.1B	17%
Seg. Margins	16.5%	- 50 bps	17.0%	- 20 bps
Organic Rev.		6%		11%
Acq. Growth		9%		7%
FCF (a)	$276M	-25%	$786M	8%

Quarterly Comments

- Results are driven by strong energy, handsets, fluids and industrial end-markets
- Strong organic revenue growth continues in Energy (up 25%) , with solid growth in Engineered Systems and Communication Technologies (up 8% and 6% respectively)
- Segment operating margin of 16.5% impacted by weak alternative energy and semi-con markets and significant acquisition-related costs
- Bookings trends remained solid across most businesses resulting in a seasonally normal book-to-bill of 1.00

(a) See Press Release filed under Form 8-K for free cash flow reconciliation

Revenue

Q4 2011	Communication Technologies	Energy	Engineered Systems	Printing & Identification	Total Dover
Organic	6%	25%	8%	-13%	6%
Acquisitions	35%	16%	-	-	9%
Currency	-	-	-	-	-
Total	41%	41%	8%	-13%	15%

FY 2011	Communication Technologies	Energy	Engineered Systems	Printing & Identification	Total Dover
Organic	7%	26%	9%	5%	11%
Acquisitions	18%	19%	1%	-	7%
Currency	1%	1%	1%	3%	2%
Total	26%	46%	11%	8%	20%

Sequential Results – Q4 11 / Q3 11


Revenue
$ in millions
$900
$600
$300
$0
↓ 2%
$405
$396
DCT Q3
DCT Q4
Flat
$511
$510
DE Q3
DE Q4
↓ 11%
$174
$650
$163
$569
DES Q3
DES Q4
↓ 8%
$401
$368
DPI Q3
DPI Q4


Bookings
$900
$600
$300
$0
↓ 15%
$411
$350
DCT Q3
DCT Q4
↑ 4%
$498
$520
DE Q3
DE Q4
↑ 1%
$175
$603
$159
$624
DES Q3
DES Q4
↓ 8%
$384
$354
DPI Q3
DPI Q4
Fluid Solutions
Refrigeration & Industrial

Quarterly Comments

- Revenue growth was led by strong handset and aerospace markets, partially offset by soft telecom market
- Margin impacted by production ramp challenges at Sound Solutions and acquisition-related costs
- Bookings growth led by MEMS handset market and aerospace
- Book-to-bill at 0.88, largely reflecting seasonality of handset production and OEM order patterns

$ in millions

	Q4 2011	Q4 2010	% Change
Revenue	$396	$280	+41%
Earnings	$ 71	$ 51	+40%
Margin	17.9%	18.1%	-20 bps
Bookings	$350	$288	+22%

	FY 2011	FY 2010	% Change
Revenue	$1,360	$1,076	+26%
Earnings	$ 226	$ 205	+10%
Margin	16.6%	19.1%	-250 bps
Bookings	$1,345	$1,128	+19%

Quarterly Comments

$ in millions

- Revenue and earnings growth were broad-based, especially strong in production
- Rig counts modestly grew and shifted to oil providing strong business climate
- Operating margins remain strong, but impacted by acquisition-related costs
- Bookings growth in all end-markets, led by production and drilling
- Book-to-bill at 1.02

	Q4 2011	Q4 2010	% Change
Revenue	$510	$361	+41%
Earnings	$122	$ 87	+40%
Margin	23.9%	24.2%	-30 bps
Bookings	$520	$366	+42%

	FY 2011	FY 2010	% Change
Revenue	$1,901	$1,304	+46%
Earnings	$ 451	$ 316	+43%
Margin	23.7%	24.3%	-60 bps
Bookings	$1,985	$1,319	+51%

Quarterly Comments

- Revenue growth was broad-based with strong performances in fluids and refrigeration equipment
- Strong earnings leverage and improved operating margin across the segment
- Bookings up 11%, as most businesses saw growth; refrigeration & food equipment well-positioned to start the year
- Book-to-bill at 1.07

$ in millions

	Q4 2011	Q4 2010	% Change
Revenue	$731	$675	+ 8%
Earnings	$ 93	$ 79	+17%
Margin	12.7%	11.7%	+100 bps
Bookings	$783	$707	+11%

	FY 2011	FY 2010	% Change
Revenue	$3,101	$2,786	+11%
Earnings	$ 445	$ 383	+16%
Margin	14.4%	13.7%	+70 bps
Bookings	$3,193	$2,863	+12%

Quarterly Comments

$ in millions

- Revenue and earnings decline driven by weak alternative energy and semi-con markets
- Operating margin decline reflects volume decreases and product mix
- Bookings reflect continued weakness in alternative energy and semi-con; bookings for businesses serving fast moving consumer goods markets remain stable
- Book-to-bill at 0.96

	Q4 2011	Q4 2010	% Change
Revenue	$368	$422	-13%
Earnings	$ 45	$ 78	-43%
Margin	12.1%	18.5%	-640 bps
Bookings	$354	$399	-11%

	YTD 2011	YTD 2010	% Change
Revenue	$1,593	$1,477	+8%
Earnings	$ 227	$ 237	-5%
Margin	14.2%	16.1%	-190 bps
Bookings	$1,563	$1,573	-1%

Q4 2011 Overview

	Q4 2011
Net Interest Expense	$29.0 million, up $3 million from last year, due to higher outstanding long-term debt
Corporate Expense	$32.0 million, down $3 million from last year, and in-line with expectations
Effective Tax Rate (ETR)	Q4 rate was 22.3%. Rate reflects $0.05 EPS benefit from discrete and other tax items. Adjusting for this benefit, the normalized Q4 rate would have been 25.5%. Normalized rate impacted by changes in geographic mix of earnings.

FY 2012 Guidance – Revenue Growth by Segment

	2012F Organic Growth	2012F Acquisition Growth*	Total
Communication Technologies	11% - 13%	10% - 12%	21% - 25%
Energy	8% - 10%	≈ 2%	10% - 12%
Engineered Systems	3% - 5%	≈ 1%	4% - 6%
Printing & Identification	≈ Flat	-	≈ Flat
Total	**4% - 7%**	**≈ 3%**	**7% - 10%**

* Includes completed deals only

FY 2012 Guidance

- **Revenue:**
  - Organic revenue: ≈ 4.0% - 7.0%
  - Acquisitions: ≈ 3.0%
  - Total revenue: ≈ 7.0% - 10%
- **Corporate expense:** ≈ $145 million
- **Interest expense:** ≈ $118 million
- **Full-Year Tax Rate:** ≈ 26.5% - 27.0%
- **Capital expenditures:** ≈ 3% of rev.
- **FCF for full year:** ≈ 10% of revenue

2012 EPS from continuing ops: $4.70 – $5.00

2012 EPS Guidance Bridge - Cont. Ops

▪ **2011 EPS – Continuing Ops**	**$4.48**
• Less 2011 tax benefits (1):	($0.22)
▪ **2011 Adjusted EPS – Continuing Ops**	**$4.26**
• Volume, mix, price (inc. FX):	$0.26 - $0.52
• Net benefits of productivity:	$0.21 - $0.31
• Acquisitions:	$0.18 - $0.22
• Investment / Compensation:	($0.20 - $0.30)
• Corporate expense:	($0.02)
• Interest / Shares / Tax Rate:	$0.01
▪ **2012 EPS – Continuing Ops**	**$4.70 - $5.00**

2012 EPS from continuing ops. up 14% at mid-point

(1) $0.04 in Q1 2011, $0.12 in Q2 2011, $0.01 in Q3 2011 and $0.05 in Q4 2011